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                                                                    EXHIBIT 10.3

                                 LEASE AGREEMENT

STATE OF TEXAS

COUNTY OF HARRIS

This Lease Agreement, made and entered into by and between Teachers Insurance and Annuity Association, a New York Corporation, hereinafter referred to as "Landlord" and Winston Furniture Company of Alabama, Inc., an Alabama Corporation, its successors, and assigns, hereinafter referred to as "Tenant",

                                   WITNESSETH:

1. Premises and Term: In consideration of the obligation of Tenant to pay rent as herein provided, and in consideration of other terms, provisions and covenants hereof, Landlord hereby demises and leases to Tenant, and Tenant hereby takes from Landlord certain premises situated within the County of Harris, State of Texas, more particularly described as follows:

The 89,494 square foot portion, more particularly described on Exhibit A out of the 89,494 square foot building known 601 West 6th Street, situated on that certain 174,433 square feet of land out of a 278,537 square foot track of land out of Blocks 271 and 272 and Abandoned Ashland Street out of Houston Heights Addition according to the plat thereof filed at Volume 64, Page 1, Deed Records of Harris County, Texas and being more particularly described as 601 W. 6th Street, Houston, TX 77007.

Together with all rights, privileges, easements, appurtenances and immunities belonging to or in any way pertaining to the said premises and together with the buildings and other improvements erected upon said premises (the said real property and the buildings and improvements thereon being hereinafter referred to as the "premises").

To have and to hold the same for a term commencing on DECEMBER 15, 1999 and ending ONE HUNDRED TWENTY-FOUR (124) months thereafter. Tenant acknowledges that it has inspected and accepts the premises, and specifically the buildings and improvements comprising the same, in their present condition as suitable for the purpose for which the premises are leased, provided all improvements outlined in Exhibit B and detailed construction drawings are completed by Landlord. Taking of possession by Tenant shall be deemed conclusively to establish that said buildings and other improvements are in good and satisfactory condition as of when possession was taken. Tenant further acknowledges that no representations as to the repair of the premises, nor promises to alter, remodel or improve the premises have been made by Landlord, unless such are expressly set forth in this Lease. If this Lease is executed before the premises become vacant or otherwise available and ready for occupancy, or if any present tenant or occupant of the premises holds over, and Landlord cannot acquire possession of the premises prior to the date above recited as the commencement date of this Lease, Landlord shall not be deemed to be in default hereunder, and Tenant agrees to accept possession of the premises at such time as Landlord is able to tender the same, which date



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shall thenceforth be deemed the "commencement date", and Landlord hereby waives payment of rent covering any period prior to the tendering of possession to Tenant hereunder. After the commencement date Tenant shall, upon demand, execute and deliver to Landlord a letter of acceptance of delivery of the premises. Interior improvements, with the exception of the "shop" restrooms and any interior concrete work, as reflected in architectural drawings to be submitted to the City of Houston shall be completed by December 18, 1995. In the event such improvements are not substantially completed by such date, Landlord shall pay to Tenant $500.00 per day as damages. The "shop" restrooms, interior concrete work and all exterior work should be completed no later than January 15, 1996. Landlord shall provide a temporary restroom facility for the "shop" employees during the period that such permanent "shop" restrooms are under construction.

2.  Base Rent and Security Deposit.

a) Tenant agrees to pay to Landlord rent for the premises in advance, without demand, deduction or set off, for the entire term hereof at the rate of See
    Addendum One, Item 1 Dollars ($   --   ) per month. One such monthly
    installment shall be due and payable on the date hereof and a like monthly installment shall be due and payable on or before the first day of each calendar month succeeding the Commencement Date recited above during the hereby demised term, except that the rental payment for any fractional calendar month at the commencement or end of the lease period shall be prorated.

b)  Intentionally deleted.

3. Use. The demised premises shall be used only for the purpose of receiving, storing, manufacturing, shipping and selling (other than retail; semi-annual public sales excepted) products, materials and merchandise made and or distributed by Tenant and for such other lawful purposes and may be incidental thereto. Tenant shall at its own cost and expense obtain any and all licenses and permits necessary for any such use. Tenant shall comply with all governmental laws, ordinances and regulations applicable to the use of the premises, and shall promptly comply with all governmental orders and directives for the correction, prevention and abatement or nuisances in or upon, or connected with, the premises, all at Tenant's sole expense. Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise or vibrations to emanate from the premises, in violation of any permits or laws. Without Landlord's prior written consent, Tenant shall not receive, store or otherwise handle any products, material or merchandise which is explosive or highly inflammable. Tenant will not permit the premises to be used for any purpose or in any manner (including without limitation any method of storage) which would render the insurance thereon void or the insurance risk more hazardous or cause of State


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    Board of Insurance or other insurance authority to disallow any sprinkler credits.

4.  Taxes.

a) Landlord agrees to pay before they become delinquent all taxes, assessments and governmental charges of any kind and nature whatsoever hereinafter collectively referred to as "taxes") lawfully levied or assessed against the building and the grounds, parking areas, driveways and alleys around the building; provided, however that the maximum amount of taxes to be paid by Landlord hereunder during any one real estate tax year shall be SEE ADDENDUM ONE, ITEM 2.

b)  Intentionally deleted.

c) If at any time during the term of this Lease, the present method of taxation shall be changed so that in lieu of the whole or any part of any taxes, assessments or govenmental charges levied, assessed or imposed on real estate and the improvements thereon, there shall be levied, assessed or imposed on Landlord a capital levy or other tax directly on the rents received therefrom and/or a franchise tax, assessment, levy or charge measured by or based, in whole or in part, upon such rents for the present or any future building or buildings on the premises, then all such taxes, assessments, levies or charges, or the part thereof so measured or based, in whole or in part, upon such rents for the present or any future building or buildings on the premises, then all such taxes, assessments, levies or charges, or the part thereof so measured or based, shall be deemed to be included within the term "taxes" for the purposes hereof.

d) The Landlord shall have the right to employ a tax consulting firm to attempt to assure a fair tax burden on the building and grounds within the applicable taxing jurisdiction. Tenant shall pay to Landlord upon demand from time to time, as additional rent, the amount of Tenant's "proportionate share" (as defined in subparagraph 49b) above) of the cost of such service.

e) Any payment to be made pursuant to this Paragraph 4 with respect to the real estate tax year in which this Lease commences or terminates shall be prorated.

5. Landlord's Repairs. Landlord shall at this expense maintain only the roof, foundation and the structural soundness of the exterior walls of the building in good repair, reasonable wear and tear excepted. Tenant shall repair and pay for any damage caused by Tenant, or Tenant's employees,




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    agents or invitees, or caused by Tenant's default hereunder. The term
    "walls" as used herein shall not include windows, glass or plate glass, doors, special store fronts or office entries. Tenant shall immediately give Landlord written notice of defect or need for repairs, after which Landlord shall have reasonable opportunity to repair same or cure such defect. Landlord's liability with respect to any defects, repairs or maintenance for which Landlord is responsible under any of the provisions of this lease shall be limited to the cost of such repairs or maintenance or the curing of such defect.

6.  Tenant's Repairs

a) Tenant shall at its own cost and expense keep and maintain all parts of the premises (except those for which landlord is expressly responsible under the terms of this Lease) in good condition, promptly making all necessary repairs and replacements, including but not limited to, windows, glass and plate glass, doors, any special office entry, interior walls and finish work, floors and floor covering, downspout, gutters, heating and air conditioning systems, dock boards, truck doors, dock bumpers, paving, plumbing work and fixtures, termite and pest extermination, regular removal of trash and debris, regular mowing of any grass, trimming, weed removal and general landscape maintenance, keeping the parking areas, driveways, alleys and the whole of the premises in a clean and sanitary condition. Tenant shall not be obligated to repair any damages caused by fire, tornado or other casualty covered by the insurance to be maintained by Landlord pursuant to subparagraph 12(a) below, except that Tenant shall be obligated to repair all wind damage to glass except with respect to tornado or hurricane damage.

b) Tenant shall not damage any demising wall or disturb the integrity and support provided by any demising wall or shall, at its sole cost and expense, promptly repair any damage or injury to any demising wall caused by Tenant or its employees, agents or invitees.

c) Tenant and its employees, customers and licensees shall have the exclusive right to use the parking areas. Landlord shall not be responsible for enforcing Tenant's exclusive parking rights against any third parties. Further, Landlord shall perform the paving and landscape maintenance, exterior painting and common sewage line plumbing which are otherwise Tenant's obligations under subparagraph (a) above, and Tenant shall, in lieu of the obligations set forth under subparagraph 9a) above with respect to such items, be liable for the cost and expense over and above the base year expense stop outlined in Addendum One, Item 2 herein, of the care of the grounds around the building, including but not limited to, the mowing of grass, care of shrubs, general landscaping, maintenance of parking areas, driveways and alleys, exterior repainting and common sewage line plumbing.

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d)  Intentionally deleted.

e) Tenant shall, at its own cost and expense service all hot water, heating and air conditioning systems and equipment within the premises and keep same in good working condition.

7. Alterations. Tenant shall not make any alterations, additions or improvements to the premises (including but not limited to roof and wall penetrations) without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Tenant may, without the consent of Landlord, but at its own cost and expense and in a good workmanlike manner erect such shelves, bins, machinery, and trade fixtures as it may deem advisable, without altering the basic character of the building or improvements and without overloading or damaging such building or improvements, and in each case complying with all applicable governmental laws, ordinances, regulations and other requirements. All alterations, additions, improvements and partitions erected by Tenant shall be and remain the property of Tenant during the term of this Lease and Tenant shall, unless Landlord otherwise elects as hereinafter provided, remove all alterations, additions, improvements and partitions erected by Tenant and restore the premises to their original condition by the date of termination of this Lease or upon earlier vacating of the premises; provided, however, that if Landlord so elects prior to termination of this lease or upon earlier vacating of the premises, such alterations, additions, improvements and partitions shall become of property of Landlord as of the date of termination of this Lease or upon earlier vacating of the premises and shall be delivered up to the Landlord with premises. All shelves, bins, machinery and trade fixtures, installed by Tenant may be removed by Tenant prior to the termination of this Lease if Tenant so elects, and shall be removed by the date of termination of this Lease or upon earlier vacating of the premises if required by Landlord; upon any such removal Tenant shall restore the premises to their original condition. All such removals and restoration shall be accomplished in a good workmanlike manner so as not to damage the primary structure or structural qualities of the buildings and other improvements situated on the premises.


8. Signs. Tenant shall have the right to install signs upon the premises only when first approved in writing by Landlord, which approval shall not be unreasonably withheld or delayed, and subject to any applicable governmental laws, ordinances, regulations, Landlord's architectural controls, and other requirements. Tenant shall remove all such signs by the termination of this Lease. Such installations and removals shall be made in such manner as to avoid injury or defacement of the building and other improvements, and



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    Tenant shall repair any injury or defacement, including without limitation discoloration, caused by such installation and/or removal. Landlord hereby acknowledges that monument signage, building signage and flag poles may be installed on the building and property.


9. Inspection. Landlord and Landlord's agents and representatives shall have the right to enter and inspect the premises at any reasonable time during business hours, for the purpose of ascertaining the condition of the premises or in order to make such repairs as may be required or permitted to be made by Landlord under the terms of this Lease with twenty-four (24) hours notice except in the case of emergencies. During the period that is three (3) months prior to the end of the term hereof, Landlord and Landlord's agents and representatives shall have the right to enter the premises at any reasonable time during business hours for the purpose of showing the promises and shall have the right to erect on the premises a suitable sign indicating the premises are available. Tenant shall give written notice to Landlord at least thirty (30) days prior to vacating the premises and shall arrange to meet with Landlord for a joint inspection of the premises prior to vacating. In the event of Tenant's failure to give such notice or arrange such joint inspection, Landlord's inspection at or after Tenant's vacating the premises shall be conclusively deemed correct for purposes of determining Tenant's responsibility for repairs and restoration.


10. Utilities. Landlord agrees to provide at its cost water, electricity, gas and telephone service connections into the premises and all initial light bulbs, tubes and ballasts; but Tenant shall pay for all water, gas heat, light, power, telephone, sewer, sprinkler charges and other utilities and services used on or from the premises, together with any taxes, penalties, surcharges or the like pertaining thereto and any maintenance charges for utilities and shall furnish all electric light bulbs and tubes after the commencement date. Landlord shall in no event be liable for any interruption or failure of utility service on the premises, unless caused by Landlord's negligence.

11. Assignment and Subletting. Tenant will not assign this Lease, or allow same to be assigned by operation of law or otherwise, or sublet the demised premises or any part thereof without the prior written consent of Landlord. Notwithstanding are permitted assignment or subletting, Tenant shall at all times remain directly, primarily and fully responsible and liable for the payment of the rent herein specified and for compliance with all of its other obligations under the terms, provisions and covenants of this Lease. Upon the occurrence of an "event of default" as hereinafter defined, if the premises or any part thereof are then assigned or sublet, Landlord, in addition to any other remedies herein provided or provided by law, may at its option collect directly from such assignee or subtenant all rents becoming due to Tenant under such assignment or


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    sublease and apply such rent against any sums due to Landlord from Tenant hereunder, and no such collection shall be construed to constitute a novation or a release of Tenant from the further performance of Tenant's obligations hereunder.

    If Tenant shall propose to sublet or assign this Lease, it shall so notify Landlord in writing not less than fifteen (15) days prior to the date of the proposed assignment or subletting, such notice setting forth the name of the proposed subtenant or assignee, the term, use, rental rate and other particulars of the proposed subletting or assignment, including without limitation, proof satisfactory to Landlord that the proposed subtenant or assignee is financially responsible and will immediately occupy and thereafter use the entire premises (or any sublet portion thereof) for the remaining term of this Lease (or for the entire term of the sublease, if shorter).

    Except for the approximately 19,000 square feet outlined on Exhibit B attached hereto, which Tenant has the right to sublease, Landlord shall have the option, in the event of any proposed assignment or subletting, to cancel this Lease as of the date of subletting or assignment described in Tenant's notice is to be effective. The option shall be exercised, if at all, by Landlord's giving Tenant written notice thereof within twenty (20) days following Landlord's receipt of Tenant's written request. Upon any such cancellation Tenant shall pay to Landlord all costs or charges which are the responsibility of Tenant hereunder, and Tenant shall, at Tenant's own cost and expense, discharge in full any outstanding commission obligation on the part of Landlord with respect to this Lease. Further, upon any such cancellation Landlord and Tenant shall have no further obligations or liabilities to each other under this Lease, except with respect to obligations or liabilities which accrue hereunder, as of such cancellation date in the same manner as if such cancellation date were the date originally fixed for the expiration of the term hereof. Without limitation, Landlord may Lease the premises to the prospective subtenant or assignee, without liability to the Tenant. Landlord's failure to exercise any right hereunder shall not waive Landlord's right as to any subsequent proposed sublease or assignment, nor shall any such failure be deemed to constitute Landlord's approval of the proposed sublease or assignment.

    Landlord agrees to approve any assignment by Tenant to any corporation succeeding to substantially all the business and assets of Tenant by merger, consolidation, purchase of assets or otherwise, or to any assignment or subletting to a corporation which is an affiliate of Tenant. In other cases, Landlord agrees not to unreasonably withhold approval of any proposed subletting or assignment as to which Landlord declines its rights to cancellation hereunder provided such proposed transaction is consummated within thirty (30) days after Landlord's refusal or failure to so


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    recapture, and upon the same terms and conditions disclosed to Landlord in
    Tenant's notice, and with another financially responsible party whose use of the demised premises will not depreciate the value of the premises, or the value of the property adjacent thereto, or will not be extra hazardous with reference to the risk of fire or other hazards. Any assignment or subletting without Landlord's approval, where required hereunder, shall be void and of no effect.

    Tenant shall have the right to sublease up to 19,000 square feet contained within the leased premises without obtaining prior written consent from Landlord, provided Tenant continues to be the primary occupant of the building and fully responsible for all obligations hereunder.

    Landlord shall have the right to transfer and assign, in whole or in part, any of its rights under this lease, and in the Building and property referred to herein; and to the extent that such assignee assumes Landlord's obligations hereunder, Landlord shall by virtue of such assignment be released from such obligations.

12. Fire and Casualty Damage.

a) Landlord agrees to maintain standard fire and extended coverage insurance covering the building of which the premises are a part in an amount not less than 80% (or such greater percentage as may be necessary to comply with the provisions of any co-insurance clauses of the policy) of the "replacement cost" thereof as such term is defined in the Replacement Cost Endorsement to be attached thereto, insuring against the perils of Fire, Lighting and Extended Coverage, such coverages and endorsements to be as defined, provided and limited in the standard bureau forms prescribed by the insurance regulatory authority for the State in which the premises are situated for use by insurance companies admitted in such state for the writing of such insurance on risks located within such state. Subject to the provisions of subparagraphs 12(c), 12(d) and 12(e) below, such insurance shall be for the sole benefit of Landlord and under its sole control. Any payment to be made pursuant to this subparagraph (a) with respect to the year in which this Lease commences or terminates shall bear the same ratio to the payment which would be required to be made for the full year as the part of such year covered by the term of this Lease bears to a full year.

b) If the buildings situated upon the premises should be damaged or destroyed by fire, tornado or other casualty, Tenant shall give immediate written notice thereof to Landlord.







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c)  If the building situated upon the premises should be totally destroyed by fire, tornado or other casualty, or if they should be so damaged, thereby that rebuilding or repairs cannot in Landlord's estimation be completed within one hundred twenty (120) days after the date upon which Landlord is notified by Tenant of such damage, this Lease shall terminate and the rent shall be abated during the unexpired portion of this Lease, effective upon the date of the occurrence of such damage.

d) If the building situated upon the premises should be damaged by any peril covered by the insurance to be provided by Landlord under subparagraph 12(a) above, but only to such extent that rebuilding or repairs can in Landlord's estimation be completed within one hundred twenty (120) days after the date upon which Landlord is notified by Tenant of such damage, this Lease shall not terminate, and Landlord shall at its sole cost and expense thereupon proceed with reasonable diligence to rebuild and repair such buildings to substantially the condition in which they existed prior to such damage, except that Landlord shall not be required to rebuild, repair or place any part of the partitions, fixtures, additions and other improvements which may have been placed in, on or about the premises by Tenant. If the premises are untenantable in whole or in part following such damage, the rent payable hereunder during the period in which they are untenantable shall be reduced to such extent as may be fair and reasonable under all of the circumstances. In the event that Landlord shall fail to complete such repairs and rebuilding within one hundred twenty (120) days after the date upon which Landlord is notified by Tenant of such damage, Tenant may at its option terminate this Lease by delivering written notice of termination to Landlord as Tenant's exclusively remedy, whereupon all rights and obligations hereunder shall cease and terminate.

e)  Intentionally deleted.

f) Each of Landlord and Tenant hereby releases the other from any loss or damage to property caused by fire or any other perils insured through or under them by way of subrogation or otherwise for any loss or damage to property caused by fire or any other perils insured in policies of insurance covering such property, even if such loss or damage shall have been caused by the default or negligence of the other party, or anyone for whom such party may be responsible; provided, however, that this release shall be applicable and in force and effect only with respect to loss or damage occurring during such times as the releasor's policies or prejudice the right of the releasor to recover thereunder and then only to the extent of the insurance proceeds payable under such policies. Each of the Landlord and Tenant agrees that it will request its insurance carriers to include in its policies such a clause or endorsement. If


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    extra cost shall be charged therefor, each party shall advise the other thereof and of the amount of the extra cost, and the other party, at its election, may pay the same, but shall not be obligated to do so.



13. Liability. Landlord shall not be liable to Tenant or Tenant's employees, agents, patrons or visitors, or to any other person whomsoever, for any injury to person or damage to property on or about the premises, resulting from and/or caused in part or whole by the negligence or misconduct of Tenant, its agents, servants or employees, or of any other person entering upon the premises, or caused by the buldings and improvements located on the premises becoming out of repair, or caused by leakage of gas, oil, water or steam or by electricity emanating from the premises, or due to any cause whatsoever, and Tenant hereby covenants and agrees that it will at all times indemnify and hold safe and harmless the property, the Landlord (including without limitation the trustee and beneficiaries if Landlord is a trust), Landlord's agents and employees from any loss, liability, claims, suits, costs, expenses, including without limitation attorney's fees and damages, both real and alleged, arising out of any such damage or injury; except injury to persons or damage to property the sole cause of which is the negligence of Landlord or the failure of Landlord to repair any part of the premises which Landlord is obligated to repair and maintain hereunder within a reasonable time after the receipt of written notice from Tenant of needed repairs. Tenant shall procure and maintain throughout the term of this Lease a policy or policies of liability insurance, as its sole cost and expense, insuring both Landlord and Tenant against all claims, demands or actions arising out of or in connection with: (i) the premises; (ii) the condition of the premises; (iii) Tenant's operations in and maintenance and use of the premises; and (iv) Tenant's liability assumed under this Lease, the limits of such policy or policies to be in the amount of not less than $1,000,000 per occurrence in respect of injury (including death), and in the amount of not less than $500,000 per occurrence in respect of property damage or destruction, including loss of use thereof. All such policies shall be procured by Tenant from responsible insurance companies satisfactory to Landlord. Certified copies of such policies, together with receipt evidencing payment of premium therefor, shall be delivered to Landlord prior to the commencement date of this Lease. Not less than fifteen (15) days prior to the expiration date of such policies certified copies of the renewals thereof (bearing notations evidencing the payment of renewal premiums therefor, shall be delivered to Landlord. Shall policies shall further provide that not less than thirty (30) days written notice shall be given to Landlord before such policy may be canceled or changed to reduce insurance provided thereby.








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14. Condemnation

a) If the whole or any substantial part of the premises should be taken for any public of quasi-public use under governmental law, ordinance or regulation or by right of eminent domain, and the taking would prevent or materially interfere with the use of the premises for the purpose for which they are being used, this Lease shall terminate and the rent shall be abated during the unexpired portion of this Lease, effective when the physical taking the said premises shall occur.

b) If part of the premises shall be taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain, and this Lease is not terminated as provided in the subparagraph above, this Lease shall not terminate but the rent payable hereunder during the unexpired portion of this Lease shall be reduced to such extent as may be fair and reasonable under all of the circumstances.

c) In the event of any such taking, Landlord and Tenant shall each be entitled to receive and retain such separate awards and/or portion of Lump Sum awards as may be allocated to their respective interests and any condemnation proceedings.

15. Holding Over. Tenant will at the termination of this Lease by lapse of time or otherwise, yield up immediate possession to Landlord. If Landlord agrees in writing that Tenant may hold over after the expiration or termination of this Lease, unless the parties hereto otherwise agree in writing on the terms of such holding over, the hold over tenancy shall be subject to termination by Landlord at any time upon not less than thirty (30) days advance written notice, or by Tenant at any time upon not less than thirty
    (30) days advance written notice, and all of the other terms and provisions of this Lease shall be applicable during that period, except that Tenant shall pay Landlord from time to time upon demand, as rental for the period of any hold over, an amount equal to one and one-half (1-1/2) the rent in effect on the termination date, computed on a daily basis for each day of the hold over period. No holding over by Tenant, whether with or without consent of Landlord shall operate to extend this Lease except as otherwise expressly provided. The preceding provisions of this paragraph 15 shall not be construed as Landlord's consent for Tenant to hold over.


16. Quiet Enjoyment. Landlord covenants that it now has, or will acquire before Tenant takes possession of the premises, good title to the premises, free and clear of all liens and encumbrances, excepting only the lien for current taxes not yet due, such mortgage or mortgages as are permitted by the terms of this Lease, zoning ordinances and other building and fire ordinances and governmental regulations relating to




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    the use of such property, and easements, restrictions and other conditions of record. In the event this Lease is a sublease, then Tenant agrees to take the premises subject to the provisions of the prior leases. Landlord represents and warrants that it has full right and authority to enter into this lease and that Tenant, upon paying the rental herein set forth and performing its other covenants and agreements herein set forth, shall peaceably and quietly have, hold and enjoy the premises for the term hereof without hindrance or molestation from Landlord, subject to the terms and provisions of this Lease.


17. Events of Default. The following shall be deemed to be events of default by Tenant under this Lease:

a) Tenant shall fail to pay any installment of the rent herein reserved when due, or any payment with respect to taxes hereunder when due, or any other payment or reimbursement to Landlord required herein when, due, and such failure shall continue for a period of five (4) days from receipt of notice that such payment was past due.

b) Tenant shall become insolvent or shall make a transfer in fraud of creditor, or shall make an assignment for the benefit of creditors.

c) Tenant shall file a petition under any section of the National Bankruptcy Act, as amended, or under any similar law or statute of the United States or any State thereof; or Tenant shall be adjudged bankrupt or insolvent in proceedings filed against Tenant thereunder.

d) A receiver or trustee shall be appointed for all or substantially all of the assets of Tenant.

e) Tenant shall desert or vacate any substantial portion of the premises and discontinue payment of rent.

f) Tenant shall fail to comply with any term, provision or covenant of this Lease (other than the foregoing in this Paragraph 17)j, and shall not cure such failure within thirty (30) days after written notice thereof to Tenant.

18. Remedies. Upon the occurrence of any such events of default described in Paragraph 17 hereof, Landlord shall have the option to pursue any or more of the following remedies without any notice or demand whatsoever:

a) Terminate this Lease, in which event Tenant shall immediately surrender the premises to Landlord, and if Tenant fails so to do, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the premises and expel or remove Tenant and any other person who may be occupying such premises or any part thereof; and Tenant agrees to pay to Landlord on demand the amount of all loss and damage which Landlord may suffer by reason of such termination, whether through inability to relet the premises on satisfactory terms or otherwise.

b) Enter upon and take possession of the premises and expel ore remove Tenant and any other person who may be occupying such premises or any part thereof, and relet the premises and receive the rent therefor; and Tenant agrees to pay to the Landlord on demand any deficiency that may arise by reason of such reletting. In the event Landlord is successful in reletting the premises at a rental in excess of that agreed to be paid by Tenant pursuant to the terms of this Lease, Landlord and Tenant each mutually agree that Tenant shall not be entitled, under any circumstances, to such excess rental, and Tenant does hereby specifically waive any claim to such excess rental.

c) Enter upon the premises, and do whatever Tenant is obligated to do under the terms of this Lease; and Tenant agrees to reimburse Landlord on demand for any expenses which Landlord may incur in thus effecting compliance with Tenant's obligations under this Lease, and Tenant further agrees that Landlord shall not be liable for any damages resulting to the Tenant from such action, unless caused by the negligence of Landlord.

    In the event Tenant fails to pay any installment of rent or any reimbursement, additional rental, or any other payment hereunder as and when such payment is due, to help defray the additional cost to Landlord for processing such late payments Tenant shall pay to Landlord on demand a late charge in an amount equal to five percent (5%) of such installment, reimbursement, additional rental or any other payment and the failure to pay such late charges within ten (10) days after written demand therefor shall be an event of default hereunder. The provision for such late charge shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner.

    Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies herein provided or any other remedies provided by law, nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any rent due to Landlord hereunder or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions and covenants herein contained. No act or thing done by the Landlord or its agents during the term hereby granted shall be deemed a termination of this Lease or any acceptance of the surrender of the premises, and no agreement to terminate this Lease or accept a surrender of said premises shall be valid unless in writing signed by Landlord of any violation or breach of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions and covenants herein contained. Landlord's acceptance of the payment of rental or other payment hereunder after the occurrence of an event of default shall not be construed as a waiver of such default, unless Landlord so notifies Tenant in writing. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default or of Landlord's right to enforce any such remedies with respect to such default or any subsequent default. If, on account of any breach or default by Tenant in Tenant's obligation under the terms and conditions of this Lease, it shall become necessary or appropriate for Landlord to employ or consult with an attorney concerning or to enforce or defend any of Landlord's rights or remedies hereunder, Tenant agrees to pay any reasonable attorney's fees so incurred.

19. Intentionally deleted.

20. Subordination. This Lease and all rights of Tenant hereunder are subject and subordinate (1) to any mortgage or deed of trust, blanket or otherwise, which does not or may hereafter affect the building (and which may also affect other properties) and (ii) to any and all increases, renewals, modifications, consolidations, replacements and extensions of any such mortgage or deed of trust. This provision is hereby declared by Landlord and Tenant to be self-operative and no further instruments shall be required to effect such subordination of this Lease. Tenant shall, however, within fifteen (15) days after written receipt, execute, acknowledge and deliver to Landlord any and all reasonable instruments and certificates that may be necessary or proper to more effectively subordinate this Lease and all rights of Tenant hereunder to any such mortgage or deed of trust or to confirm or evidence such subordination. In the event Tenant shall fail or neglect to execute, acknowledge and deliver any such subordination agreement or certificate, Landlord in addition to any other remedies it may have, may, as the agent and attorney in fact of Tenant, execute acknowledge and deliver the same and Tenant hereby irrevocably nominates, constitutes and appoints Landlord Tenant's proper and legal agent and attorney in fact for such purposes. Such power of attorney shall not terminate on disability of the principal. Tenant covenants and agrees, in the event any proceedings are brought for the foreclosure of any such mortgage or if the Building be sold pursuant to any such deed or trust, to attorn to the purchaser, upon any such foreclosure sales or trustee's sale if so requested by such purchaser and to recognize such purchase as the landlord under this Lease. Tenant agrees to execute and deliver upon the request of Landlord or of any holder(s) of any of the indebtedness or other obligations secured by any of the mortgages or deeds of trusts referred to in this paragraph, within fifteen (15) days after written receipt, any reasonable instruments or certificates which, in the sole judgment of the Landlord or of such holder(s), may be necessary or appropriate in any such foreclosure proceeding or otherwise to evidence such attornment.

21. Landlord's Default. In the event Landlord should become in default in any payments due on any such mortgage described in Paragraph 20 hereof or in the payment of taxes or any other items which might become a lien upon the premises and which Tenant is not obligated to pay under the terms and provisions of this Lease, Tenant is authorized and empowered after giving Landlord five (5) days prior written notice of such default and Landlord's failure to cure such default, to pay any such items for and on behalf of Landlord, and the amount of any item so paid by Tenant for or on behalf of Landlord, together with any interest or penalty required to be paid in connection therewith, shall be payable on demand by Landlord to Tenant; provided, however, that Tenant shall not be authorized and empowered to make any payment under the terms of this Paragraph 21 unless the item paid shall be superior to Tenant's interest hereunder. In the event Tenant pays any mortgage debt in full, in accordance with this paragraph, it shall, at its election, be entitled to the mortgage security by assignment or subrogation.

22. Mechanic's Lien. Tenant shall have no authority, express or implied to create or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind, the interest of Landlord in the premises or to charge the rentals payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs, and each such claim shall effect and each such lien shall attach to, if at all, only the leasehold interest granted to Tenant by this instrument. Tenant covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the premises on which any lien is or can be validly and legally asserted against its leasehold interest in the premises or the improvements thereon and that it will save and hold Landlord harmless from any and all loss, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against the right, title and interest of the Landlord in the premises or under the terms of this Lease. Tenant has no responsibility for any liens caused by work, improvements or repairs caused by Landlord.

23. Notices. Each provision of this instrument or of any applicable governmental laws, ordinances, regulations and other requirements with referent to the sending mailing or delivery of any notice or the making of any payment by Landlord to Tenant or with reference to the sending, mailing or delivery of any notice or the making of any payment by Tenant to Landlord shall be deemed to be complied with when and if the following steps are taken:

a) All rent and other payments required to be made by Tenant to Landlord hereunder shall be payable to Landlord at the address hereinbelow set forth or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith. Tenant's obligation to pay rent and any other amounts to Landlord under the terms of this Lease shall not be deemed satisfied until such rent and other amounts have been actually received by Landlord.

b) All payments required to be made by Landlord to Tenant hereunder shall be payable to Tenant at the address hereinbelow set forth, or at such other address within the continental United States as Tenant may specify from time to time by written notice delivered in accordance herewith.

c) Any notice or document required or permitted to be delivered hereunder shall be deemed to be delivered whether actually received or not when deposited in the United States Mail, postage prepaid. Certified or Registered Mail, addressed to the parties hereto at the respective addresses set out below, or at such other address as they have heretofore specified by written notice delivered in accordance herewith:

    Landlord:                                  Tenant:
    c/o Transwestern Property Company          Winston Furniture Company of Alabama, Inc.,
    6671 Southwest Freeway,                    an Alabama corporation
    Suite 200                                  601 W. 6th Street
    Houston, Texas 77074                       Houston, TX 77007

                                               And

                                               201 Cahaba Valley Parkway
                                               Pelham, Alabama 35124

    If and when included within the term "Landlord," as used in this instrument, there are more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of such a notice specifying some individual at some specific address for the receipt of notices and payments to Landlord; if and when included within the term "Tenant," as used in this instrument, there are more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of such a notice specifying some individual at some specific address within the continental United States for the receipt of notices and payments to Tenant. All parties included within the terms "Landlord" and "Tenant," respectively, shall be bound by notices given in accordance with the provisions of this paragraph to the same effect as if each had received such notice.


24. Miscellaneous

a) Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires.

b) The terms, provisions and covenants and conditions contained in this Lease shall apply to, inure to the benefit of, and be binding upon, the parties hereto and upon their respective heirs, legal representatives, successors and permitted assigns, except as otherwise herein expressly provided, Landlord shall have the right to assign any of its rights and obligations under this Lease. Each party agrees to have the Lease signed by a duly authorized officer of the respective companies.

c) The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

d) Tenant agrees from time to time within ten (10) days after request of Landlord, to deliver to Landlord, or Landlord's designee, an estoppel certificate stating that this Lease is in full force and effect, the date to which rent has been paid, the unexpired term of this Lease and such other matters pertaining to this Lease as may be requested by Landlord. It is understood and agreed that Tenant's obligation to furnish such estoppel certificates in a timely fashion is a material inducement for Landlord's execution of this Lease.

e) This Lease may not be altered, changed or amended except by an instrument in writing signed by both parties hereto.

f) All obligations of Tenant hereunder not fully performed as of the expiration or earlier termination of the term of this Lease shall survive the expiration or earlier termination of the term hereof, including without limitation all payments obligations with respect to taxes and insurance and all obligations concerning the condition of the premises. Upon the expiration or earlier termination of the term hereof, and prior to Tenant vacating the premises, Tenant shall pay to Landlord the amount, as estimated by Landlord, of Tenant's obligation hereunder for real estate taxes and insurance premiums for the year in which the Lease expires or terminates. All such amounts shall be used and held by Landlord for payment of such obligations of Tenant hereunder, with Tenant being liable for any additional costs therefor upon demand by Landlord, or with any excess to be returned to Tenant after all such obligations have been determined and satisfied, as the case may be. Any security deposit held by Landlord shall be credited against the amount payable by Tenant under this Paragraph 24(f).

g) If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws effective during the term of this Lease, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby, and it is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added as a part of this Lease contract a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

h) Because the premises are on the open market and are presently being shown, this Lease shall be treated as an offer with the premises being subject to prior lease and such offer subject to withdrawal or non-acceptance by Landlord or Tenant or to other use of the premises without notice, and this Lease shall not be valid or binding unless and until accepted by Landlord and Tenant in writing.

i) All references in this Lease to "the date hereof" or similar references shall be deemed to refer to the last date, in point of time, on which all parties hereto have executed this Lease.

25. Exhibits and Attachment. All exhibits, attachments, riders and addenda referred to in this Lease are incorporated in this Lease and made a part hereof for all intents and purposes.

Executed by Landlord, this _______ day of ____________, 19____.

                                           Teachers Insurance and Annuity
                                             Association, a New York
                                             corporation

Attest/Witness

/s/ Evanyeline Taylor                      By: /s/ Harry St. Clair
----------------------------------         ------------------------------
Title:   REAL ESTATE ASSISTANT             Title:  ASSISTANT SECRETARY

Executed by Tenant, this ____
  day of ________, 19____.

                                           Winston Furniture Company of Alabama,
                                             Inc., an Alabama corporation

Attest/Witness

/s/ [ILLEGIBLE]                             By: /s/ Bobby Tesney
----------------------------------         ------------------------------
Title:   VP OPERATIONS                      Title:   PRESIDENT

                                  ADDENDUM ONE
                           TO LEASE AGREEMENT BETWEEN
       TEACHERS INSURANCE AND ANNUITY ASSOCIATION, A NEW YORK CORPORATION
                                       AND
                         WINSTON FURNITURE COMPANY, INC.

1.  The monthly base rental rate shall be as follows:

                     Months 1  -   4                No Rent Due
                     Months 5  -  28                $.23/sf or $20,584.00/mo.
                     Months 29 -  52                $.25/sf or $22,374.00/mo.
                     Months 53 -  76                $2675/sf or $23,940.00/mo.
                     Months 77 - 100                $.285/sf or $25,506.00/mo.
                     Months 101 - 124               $305/sf or $27,296.00/mo

2. In the event the operating expenses (as defined below) of Landlord for the project of which the Leased premises are a part shall, in any calendar year during the term of this Lease, exceed the sum of their 1996 base year level, Tenant agrees to pay as additional rental Tenant's proportionate share of such excess operating expenses. Tenant's proportionate share as used in this lease shall mean a fraction, the numerator which is the space contained in the premises and the denominator of which is the entire space contained in the building. Landlord shall, within nine months following the close of any calendar year for which additional rental is due under this paragraph, invoice Tenant for the additional rental. The invoice shall include in reasonable detail all computations of the additional rental, and Tenant agrees to pay the additional rental within twenty days following receipt of the invoice. If this Lease shall terminate on a day other than the last day of a year, the amount of any additional rental payable by Tenant applicable to the year in which such termination shall occur shall be prorated on the ratio that the number of days from the commencement of such year to and including such termination date bears to 365. If at any time during the term of this Lease, Landlord has reason to believe the per square foot operating expenses for the calendar year will exceed the sum set forth above, in the previous year, or if no additional rental was paid in the previous year, then Tenant shall prepay monthly one-twelfth of the amount Landlord reasonably estimates for Tenant's additional rental for such calendar year. If the invoice delivered within nine months following the close of a calendar year in accordance with this subparagraph shows an amount owing by Tenant that is less than the sum of the monthly payments made by Tenant in the previous calendar year, the invoice shall be accompanied by a refund of the excess by Landlord to Tenant. If such invoice shows an amount owing by Tenant which is more than the sum of the monthly payments made by Tenant in the previous calendar year, Tenant shall pay such deficiency to Landlord within twenty days after receipt of the invoice. For the year in which this Lease terminates, Landlord shall have the option to charge Tenant for Tenant's proportionate share of the excess operating expenses based upon the previous year's excess operating expenses; Landlord shall invoice Tenant under this right, at its own expense and at a reasonable time, but not more than once per calendar year, to audit Landlord's books relevant to the additional rentals due under this paragraph. All information pertaining to this subparagraph or any billing submitted to Tenant will be prepared by Landlord or Landlord's agent under generally accepted accounting principles.

    The term "operating" expenses as used above includes all expenses incurred with respect to the maintenance and operation of the project, including but not limited to, common area maintenance costs referred to in Paragraphs 6 and 10, all other maintenance and repair costs, and management fees, reasonable wages and fringe benefits payable to employees of Landlord whose duties are connected with the operation and maintenance of the project. The term "operating expenses" also includes all taxes and installments of special or general assessments, upgrades, changes in, or additions to water and sewage, including special assessments due to deed restrictions and/or owner's associations, which accrue against the project of which the leases premises are a part during the term of the Lease as well as all insurance premiums Landlord is required to pay or deems appropriate to pay, including public liability insurance, with respect to the project. The term "operating expenses" does not include any capital improvements to the project of which the leased premises are a part, no shall it include repairs, restoration or other work occasioned by fire, windstorm or other casualty, income and franchise taxes of Landlord, expenses incurred in leasing to or procuring of tenants, leasing commissions, advertising expenses, expenses for renovating of space for new tenants, interest or principal payments on any mortgage or other indebtedness of Landlord, nor depreciation allowance or expense.

3. Landlord agrees to construct improvements as generally outlined on Exhibit "B" attached hereto and detailed construction drawings to be prepared by Thomas M. Weaver Associates. The cost of such construction and architectural drawings shall be borne by Landlord. Such improvements shall be in accordance with Landlord's standard specifications for improvements. In addition, Landlord agrees to inspect the existing HVAC, electrical, plumbing, sprinkler and mechanical systems, fans, smoke release system (glass domes), all doors, and lighting and make any repairs necessary to put such systems in good working order at lease commencement. Landlord agrees to warranty all such systems for the first six (6) months of the Lease term, with the exception of light bulbs and ballasts. Subsequent maintenance shall be the responsibility of Tenant.

4. While this Lease is in full force and effect, provided that Tenant is not in default of any of the terms, covenants and conditions thereof, Tenant shall have the right or option to extend the original term of this Lease for two
    (2) further terms of sixty (60) months each. Such extension or renewal shall be on the same terms, covenants and conditions as provided for in the original term except that the rental during the extended term shall be at the fair market rental then in effect on equivalent properties, of equivalent size, in equivalent areas. Notice of Tenant's intention to exercise the option must be given to Landlord in writing at least one hundred twenty (120) days prior to lease expiration.

5. Hazardous Waste. The term "Substances", as used in this lease shall mean pollutants, contaminants, toxic or hazardous wastes, or any other substances, the use, storage, handling, disposal, transportation or removal of which is regulated, restricted, prohibited or penalized by any "Environmental Law", which term shall mean any federal, state or local, law, ordinance or other statute of a governmental or quasi-governmental authority relating to pollution or protection of the environment and shall specifically include, but not be limited to, any "hazardous substance" as that term is defined under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 and any amendments or successors in function thereto. Tenant hereby agrees that (1) no activity will be conducted on the premises that will produce any Substance, except for "such activities that are part of the ordinary course of Tenant's business activities (the "Permitted Activities") provided said Permitted Activities are conducted in accordance with all Environmental Laws, Tenant shall be responsible for obtaining any required permits and paying any fees and providing any testing required by any governmental agency; (2) the premises will not be used in any manner for the storage of any Substances except for the temporary storage of such materials that are used in the ordinary course of Tenant's business (the "Permitted Materials") provided such Permitted Materials are properly stored in a manner and location meeting all Environmental Law; Tenant shall be responsible for obtaining any required permits and paying any fees and providing any testing required by any governmental agency; (3) no portion of the premises will be used as a landfill or a dump; (4) Tenant will not install any underground tanks of any type; (5) Tenant will not allow any surface or subsurface conditions to exist or come into existence that constitute, or with the passage of time may constitute a public or private nuisance; (6) Tenant will not permit any Substances to be brought onto the premises, except for the Permitted Materials described below or upon written permission from Landlord, and if so brought or found located thereon, the same shall be immediately removed, with proper disposal, and all required cleanup procedures shall be diligently undertaken pursuant to all Environmental Laws. Landlord or Landlord's representative shall have the right but not the obligation to enter the premises for the purposes of inspecting the storage, use and disposal of Permitted Materials to ensure compliance with all Environmental Laws. Should it be determined, that said Permitted Materials are being improperly stored, used or disposed or, then Tenant shall immediately take such corrective action. Should Tenant fail to take such corrective action within twenty-four (24) hors, Landlord shall have the right to perform such work and Tenant shall promptly reimburse Landlord for any and all costs associated with said work. If at any time during or after the term of the Lease, the prmises is found to be so contaminated or subject to said conditions, Tenant shall diligently institute proper and thorough cleanup procedures at Tenant's sole cost, and Tenant agrees to indemnify and hold Landlord harmless from all claims, demands, actions, liabilities, costs, expenses, damages, fines, reimbursement, restitution, response costs, cleanup costs, and obligations (including investigative responses and attorney's fees) of any nature arising from or as a result of the use of the premises by Tenant. The foregoing indemnification of the responsibilities of Tenant shall survive the termination or expiration of this Lease.

    Permitted Materials: None

6. In the event that a buyout of Tenant's current lease obligation is required by Tenant's current landlord(s), Landlord agrees to pay such amount, not to exceed $30,000.00. Any amount paid shall be amortized over the non-cancellable portion of the term of this Lease (10) percent interest and added to the monthly base rental outlined in item 1 above.

7. It is agreed and acknowledged that Jason Whittington of Lewis Partners, Inc. is the broker of record (hereinafter referred to as "Broker") and has represented Tenant in this Lease transaction. In consideration for the execution of this Lease. It is agreed that Broker shall be paid a commission of 4% of the base rental consideration of this Lease outlined in Paragraph One of this Addendum One to the Lease. Fifty percent (50%) of such commission payment shall be made to Broker by Landlord within fifteen (15) days from the date of execution of this Lease and fifty percent (50%) of such commission payment shall be made to Broker within fifteen (15) days from Tenant's occupancy of the premises. Tenant hereby agrees to indemnify and hold Landlord Harmless from and against any claim by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Tenant with regard to this Lease transaction.

8. In the event the Building is sold to a third party or if the Landlord ever request third party financing requiring a mortgage or lien on the property, then Landlord will use the best efforts to provide Tenant with a fully executed Non-Disturbance Attornment Agreement signed by all appropriate parties.

9. Landlord represents and warrants to Tenant that, to the best of its knowledge, the Premises and Landlord are not in violation of or subject to any existing, pending or threatened investigation or inquiry by any governmental authority or any response costs or remedial obligations under any law pertaining to Hazardous Materials or Hazardous Materials Contamination and that there are no known Building or soil contaminations and indemnifies Tenant for any pre existence of Hazardous Materials prior to occupancy by Tenant.

10. So long as Tenant is not in default of any of the terms and conditions of this Lease Agreement, Tenant may cancel this Lease at the end of the eighty-eighth (88th) month of the primary term by providing written notice to Landlord not later than one hundred eighty (180) days prior to such date. The penalty associated with such early termination shall accompany such notice, and shall include an amount equal to the unamortized (at 10%) portion of Landlord's upfront costs, estimated to be approximately $420,000, plus one
    (1) month base rent for a combined estimated amount of approximately $197,500.00.

                                   EXHIBIT "B"

BLACKSTONE ENTERPRISES
14925 MEMORIAL DR. BLDG.-B
SUITE 206
HOUSTON, TEXAS 77079
493-2433 PHONE
493-2028 FAX

                                  DATE: 11/8/95
                            JOB NUMBER: 95139R
                                        TRANSWESTERN PROPERTY
                                        6671 SW FRWY
                                        STE. 200
                                        HOUSTON, TEXAS 77074
                                        270-7700 (PHONE)
                                        270-6285 (FAX
                                        ATTN.:  ROB BRYANT


JOB DESCRIPTION:            TEXACRAFT
                            601 WEST 6TH STREET



1.  As per plans submitted by Thomas Weaver & Associates 10.28.95 REV 11.2.95.
2. Final clean includes make ready clean & prep for Tenant move in & Sweep clean whse.
3. Demolition to include removal of 1800 SW @ east section of office space & removal of interior doors.
4. Landscaping to include relocation of irrigation and trees to install ADA ramp.
5. Asphalt Paving & curbs to include compacted lime base & asphalt tack & top coat for 3/4 surface area @ rear of whse., to include drive entrance & curbing, asphalt to be graded to provide culvert for drainage, pitched to piping on south side of paved area to connect to storm drainage. Grade remaining area.
6. Concrete includes ten 2z2z4 footings with "L" bolt inserts for crane system and 8" retention curbing at wash stations to include 3" PVC drain pipe capped. Additional concrete to include repair of remaining rear dock including retention walls as required, new 45LF ramp, 10' x 40' x 6" dumpster pad, 10' x 40' c 6" pad for tanks and compressors, ADA ramp to office entrance to include retention wall & railing as required, saw cut excavate and provide new retention walls for extended interior dock, provide new 24" interior ramp.
7. Masonry/Mortar to include 5" x 8" cast in place monument sign with 6" high plastic lettering showing TEXACRAFT 601 W SIXTH ST." And 22' brushed alum flag pole.
8. Structural steel to include exterior metal stairs and treads to warehouse pedestrian entrances.
9. Fencing to include 8' high interior chain link fence with two 10' wide gates to separate warehouse space, 8' high exterior chain link fencing with barbed wire at the North and South ends of rear paved area to include 20' gate with electric opener, 4' high chain link fence at ramp as required by city code.
10. Finished carpentry to include lower cabinet for bar sink and standard shelving for copier and fax room as required. Includes cleaning and minor repair of existing kitchen cabinets.

11. Insulation to include miscellaneous replacement at remodeled areas.
12. Roofing to include (4) 36" & (1) 48" penetrations and roof curbing as required for equipment ventilation.
13. Sealant to include smoke seal caulk for partitions at fiberglass shop.
14. Doors and frames to include Raco style 9' high standard office throughout to include replacement of existing doors.
15. Special Doors - saw cut and remove two 10 x 10 sections of tilt panel wall, supply and install 2 new 10 x 10 overhead doors, one pair of 2 hr. Fire Rated double 4'x 9' doors at fiberglass shop.
16. Hardware - provide ADA level handle passage sets for all interior office doors.
17. Glazing/Mirror - provide mirrors at all sink locations for interior restrooms.
18. Drywall - provide Raco style partitions to include top track and end caps as required for all new interior partitions and provide top trim for existing partitions, provide Raco style cap for all partitions designated below ceiling height.
19. Acoustical Ceiling - provide new insulated ceiling with 2 x 4 grid in office areas and building standard ceiling tile for paint booth.
20. Vinyl Flooring/Base - provide building standard (Armstrong or equal)VCT in kitchen and all bathrooms, break-room and prod-areas (color to be selected by tenant), provide 4" high cove base at all partitions throughout office space.
21. Carpet - building standard 28 oz. direct glue level loop, in non VCT covered office areas (color to be selected by Tenant).
22. Paint - finish coat paint on all existing partitions, prime and finish coat on all new partitions, paint type to be interior latex flat, Sherwin Williams or equal (color to be selected by tenant).
23. Pedestrian/Traffic control - provide striping, hashes and signs as required for ADA ramp.
24. Toilet accessories - provide new toilet partitions for all restrooms and grab bars for restrooms designated for ADA.
25. Window coverings - provide mini blinds as required for exterior windows in office area.
26. Equipment - provide penetration to compressor station and 2" main air lines with tee and plug at each joint. Main to supply five stations throughout warehouse space to include control valves as required locations designated by tenant.
27. HVAC - clean and service existing roof top a/c units, cut back supply ducts to demo office area, re-route ducts, furnish new ducts, registers, and thermostat controls to accommodate new office layout. Supply and install exhaust fans in kitchen, existing and new restrooms as required.
28. Plumbing - provide new shop sink, silk screen wash area, provide new sinks, commodes and urinals at ADA restrooms, provide new water cooler, and provide full size sink and rough-in plumbing for bar sink.
29. Fire protection - relocated existing sprinkler heads, add additional sprinkler heads for new floor plan as required by fire code.
30. Electrical power - provide additional 400 AMP service and back feed existing service to obtain a total of 800 AMPS, provide panels and 30 KVA transformer for three 440 volt and one 220 volt distribution panels, relocated from existing tenant space if possible. Provide drop feed for 24 welding stations using ridged conduit as required. Provide additional outlets, switches as required by new floor plan to obtain 8" spacing between outlets. Provide 10 dedicated circuits, 34 phone/computer pulls, 4 GFI outlets (to include cut back for demolished area).
31. Lighting - provide 1--two bulb strips in warehouse area as required to provide adequate foot candle for lighting. Relocate existing fixtures in office space, add 8 new 2x4 fixtures in office area, provide 2x4 fixtures in new restrooms, 5 exit lights and 4 emergency lights.
32. Additional asphalt - provide additional 7200 SF of asphalt paving, wheel stops and lot striping as required, to provide 17 additional spaces in NW lot area.

ALTERNATE QUALIFICATIONS

1. Equipment distribution allowance - run conduit from distribution panels included in base bid to equipment disconnect (location to be provided by tenant). Pricing to include weekend premium time.